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                                  Exhibit 2.2



                                FUTURELINK CORP.

                                AMENDMENT NO. 1
                            TO AGREEMENT AND PLAN OF
                           REORGANIZATION AND MERGER



       This Amendment No. 1 (the "Amendment") to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") is dated as of November 5, 1999 and entered into on the one side by FutureLink Corp., a Delaware corporation, FutureLink Distribution Corp., a Colorado corporation ("Old Parent") and FutureLink Pleasanton Acquisition Corp., a Delaware corporation ("Merger Sub"), and on the other side by CN Networks, Inc., a California corporation ("Company"), the William and Janet Botti Living Trust, dated March 26, 1998 ("Company Shareholder"), and William R. Botti ("William Botti") and Janet M. Botti ("Janet Botti").

       WHEREAS, Old Parent was merged into FutureLink California Acquisition Corp., a Delaware corporation ("FutureLink California"), as surviving corporation, on or about October 15, 1999; and

       WHEREAS, FutureLink California has changed its name to "FutureLink Corp.," a Delaware corporation (referred to herein as "New Parent"), on October 15, 1999.

       NOW, THEREFORE, and in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

I.     Assignment of the Merger Agreement

       A. The Company, the Company Shareholder, William Botti and Janet Botti hereby acknowledge that by virtue of the merger between Old Parent and FutureLink California, New Parent is the successor in interest to all the rights, interests and obligations of the Old Parent under the Merger Agreement.

       B. The parties hereto hereby agree that this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

II.    Amendment to the Merger Agreement

       This Amendment amends the Merger Agreement between the Parties. The Merger Agreement is hereby amended as follows:



       A.  The introduction to the Merger Agreement shall read as follows:

       "THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of September 7, 1999, by and among FUTURELINK CORP., a Delaware corporation ("Parent"), FUTURELINK




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           PLEASANTON ACQUISITION CORP., a Delaware corporation ("Merger
           Sub"), CN NETWORKS, INC., a California corporation (the "Company") doing business as Computer Networks Inc., WILLIAM AND JANET BOTTI LIVING TRUST, dated March 26, 1998 (the "Company Shareholder"), and WILLIAM R. BOTTI ("Bill Botti") and JANET M. BOTTI ("Janet Botti"). Merger Sub and the Company are sometimes collectively referred to herein as the "Constituent Corporations."

       B. The first sentence of Section 1.2 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

           "The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after a written satisfaction or waiver of each of the conditions set forth in
           Article VII hereof shall have been received by the Company or Parent, as the case may be, which date shall not be later than November 9, 1999 (the "Closing Date")."

       C. The first sentence of Section 1.3 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

           "The Merger shall become effective upon the filling of a Certificate of Merger with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL on the Closing Date (the "Certificate of Merger")."

       D. All references to "Agreement of Merger," as presently existing in the Merger Agreement, are hereby deleted and replaced by "Certificate of Merger."

       E. After the third sentence in Section 3.3 of the Merger Agreement, as presently existing, the following is added therefor:

           "The Company, the Company Shareholder, Bill Botti and Janet Botti hereby represent that all the shareholders entitled to vote on the Merger have unanimously voted in favor of the Merger."

       F. The first sentence of Section 4.1 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

           "Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware."

       G. The fist sentence of Section 4.3(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

           "As of the date of this Agreement, the authorized capital stock of Parent consists solely of (i) 300,000,000 shares of Parent Stock and 20,000,000 shares of preferred stock (none issued)."

       H. Section 7.3(d) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:





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       "Parent shall have reserved 500,000 shares of Parent Stock for Parent's stock option plan, which will be issued to the Company Shareholder and to the employees and independent contractors of Company who have continued their employment or contract with Parent after the Closing Date, to be distributed in a manner determined by the Compensation Committee of the Board of Directors of Parent, the administrator of Parent's stock option plan, based upon the recommendation and direction of the Company Shareholder. Such options shall be exercisable at $14.69 per share when issued, priced based on the average of the closing bid and ask prices of Parent's common stock as of the close of trading on October 29, 1999, the last trading day prior to October 31, 1999. This reservation of stock options gives effect to the agreement among the parties that although the Closing Date has been extended to November 5, 1999, the stock option shares will be priced as of the originally contemplated Closing Date of on or before October 31, 1999. Parent shall grant these stock options no later than 120 days from the Closing Date of the Merger or 30 days after the necessary permit has been issued by the California Department of Corporations, whichever is later. Company Shareholder acknowledges that the right to grant such options shall vest with Parent. The foregoing notwithstanding, the Company Shareholder acknowledges that Parent will not grant any stock options to any California resident until the Parent stock option plan has been qualified by permit from the California Department of Corporations, based on an application which Parent is obligated to file as a result of its recent acquisition of Executive LAN Management, Inc., d.b.a. Micro Visions."

       I. In all other respects the Merger Agreement remains unchanged and in full force and effect as of the date hereof.

III. The Company, the Company Shareholder, William Botti and Janet Botti hereby agree that this Amendment does not violate any of the covenants, representations and warranties contained in the Merger Agreement.

       IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereby on the date first written above.

                                        FUTURELINK CORP.,
                                        a Delaware corporation


                                        By:  [signed: K.B. Scott]
                                            --------------------------
                                        Name: Kyle Scott
                                        Title:  Secretary


                                        FUTURELINK PLEASANTON
                                        ACQUISITION CORP.,
                                        a Delaware corporation

                                        By:  [signed: K.B. Scott]
                                            --------------------------
                                        Name: Kyle Scott
                                        Title:  Assistant Secretary




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                                        CN NETWORKS, INC.,
                                        a California corporation

                                        By:  [signed: William R. Botti]
                                            ----------------------------
                                        Name: William Botti
                                        Title:  President


                                        WILLIAM AND JANET BOTTI LIVING
                                        TRUST dated March 26, 1998

                                        By:  [signed: William R. Botti]
                                            ----------------------------
                                        Name: William Botti
                                        Title: Trustee

                                        WILLIAM R. BOTTI

                                             [signed: William R. Botti]
                                            ----------------------------

                                        JANET M. BOTTI

                                             [signed: Janet M. Botti]
                                            ----------------------------